Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

150 EAST 42nd STREET, 11th FLOOR

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

August 23, 2013

BioDelivery Sciences International, Inc.

801 Corporate Center Drive, Suite 210

Raleigh, North Carolina 27607

Re: Registration Statement on S-8

Gentlemen:

We are familiar with the Registration Statement on Form S-8 to which this opinion is an exhibit, which the Registration Statement is being filed by BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of an additional 2,600,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) issued or issuable upon exercise of options (“Options”) or other securities (the “Plan Securities”) to be issued under the Company’s 2011 Equity Incentive Plan, as amended (the “2011 Plan”).

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1) the Certificate of Incorporation and Amended & Restated Bylaws of the Company, each as amended as of the date hereof;

(2) the 2011 Plan; and

(3) records of meetings and consents of the Board of Directors of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

Based upon and subject to the foregoing, it is our opinion that: (i) the Company has taken all necessary corporate action required to authorize the issuance of the Options, the Plan Securities and the Shares; and (ii) that, as applicable, upon receipt of the Option or Plan Security exercise price in accordance with the terms of the 2011 Plan, and when certificates for the same have been duly executed and countersigned and delivered, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
ELLENOFF GROSSMAN & SCHOLE LLP